For information, contact:

Paul Burkhart, Vice President Finance
281-836-8688
Investor.relations@archrock.com

Archrock, Inc. Reports First Quarter 2018 Results

HOUSTON, May 3, 2018 - Archrock, Inc. (NYSE: AROC) today reported net income of $2.1 million in the first quarter of 2018, compared to net income of $49.1 million in the fourth quarter of 2017 and a net loss of $14.0 million in the first quarter of 2017. The fourth quarter of 2017 included an income tax benefit of $53.4 million from the Tax Cuts and Jobs Act.

EBITDA, as adjusted (as defined below), was $78.7 million for the first quarter 2018, compared to $71.9 million for the fourth quarter of 2017 and $65.4 million for the first quarter of 2017.

	Three Months Ended
	March 31,	December 31,	March 31,
(in thousands, except percentages and ratios)	2018	2017	2017

Net income (loss)	$2,069	$49,142	$(14,013)
Net income (loss) attributable to Archrock stockholders	$(3,816)	$47,560	$(11,685)
EBITDA, as adjusted	$78,745	$71,934	$65,356

Contract operations revenue	$161,197	$156,299	$149,984
Contract operations gross margin	$96,602	$91,585	$85,887
Contract operations gross margin percentage	60%	59%	57%

Aftermarket services revenue	$50,843	$52,636	$39,901
Aftermarket services gross margin	$8,506	$8,546	$6,169
Aftermarket services gross margin percentage	17%	16%	15%

Selling, general, and administrative	$27,508	$29,660	$27,553

Cash available for dividend	$45,137	N/A	N/A
Cash available for dividend coverage	2.90x	N/A	N/A

	March 31,	December 31,	March 31,
	2018	2017	2017
Total available horsepower (at period end)	3,862	3,847	3,795
Total operating horsepower (at period end)	3,314	3,253	3,079
Horsepower utilization spot (at period end)	86%	85%	81%

(1)	Concurrent with the closing of the merger of Archrock, Inc. and Archrock Partners, L.P., the definition of cash available for dividend was changed. As such, historical periods are not presented.

“In the first quarter, Archrock posted solid operating performance in both product lines, grew operating horsepower by 60,000 and booked new orders at historically high levels and at higher prices than in previous quarters,” said Brad Childers, Archrock’s President and Chief Executive Officer. “Our contract operations backlog hit a new record level in the quarter, with commitments from customers well into 2019.”

“In addition, we completed the acquisition of all the outstanding common units of Archrock Partners in April. The merger of Archrock and Archrock Partners simplifies our structure, accelerates deleveraging and improves our cost of capital,” continued Childers. “With the merger behind us, we are focused on leveraging our strong operating platform and financial position to profitably expand the business. Demand for compression services remains robust, creating opportunities for us to put existing fleet units back into operation as well as to invest in new larger horsepower units that provide attractive returns to our company and investors. As a result, we plan to invest $230-$250 million of growth capital this year.”

“We are excited about the expected increase of U.S. natural gas production and its implications for Archrock,” continued Childers. “Natural gas production is the primary growth driver of our contract compression business. The Energy Information Administration forecasts 7.5 bcf/d of growth in U.S. natural gas production in 2018, with additional growth into the next decade. We are well positioned to capitalize on this growth, win profitable business, grow our operating fleet and increase our cash flow and our earnings,” concluded Childers.

Net loss attributable to Archrock stockholders for the first quarter of 2018 was $3.8 million, or $0.06 per diluted common share. Net income attributable to Archrock stockholders, excluding the items listed in the following sentence, for the first quarter of 2018 was $1.3 million, or $0.02 per diluted common share. Excluded items consisted of a non-cash long-lived asset impairment charge of $4.7 million, restatement and other charges of $0.5 million, merger-related costs of $4.1 million, non-controlling interest in the listed items of $2.6 million and a tax benefit on the listed items of $1.6 million.

Net income attributable to Archrock stockholders for the fourth quarter of 2017 was $47.6 million, or $0.67 per diluted common share. Net loss attributable to Archrock stockholders, excluding the items listed in the following sentence, for the fourth quarter of 2017 was $0.1 million, or $0.00 per diluted common share. Excluded items consisted of a non-cash tax reform benefit of $53.4 million, non-cash long-lived asset impairment charge of $8.3 million, merger-related costs of $0.3 million, restatement and other charges of $1.1 million, restructuring and other charges of $0.1 million, non-controlling interest in the listed items of $2.6 million and a tax benefit on the listed items of $1.5 million.

Net loss attributable to Archrock stockholders for the first quarter of 2017 was $11.7 million, or $0.17 per diluted common share. Net loss attributable to Archrock stockholders, excluding the items listed in the following sentence, for the first quarter 2017 was $7.7 million, or $0.11 per diluted common share. Excluded items consisted of a non-cash long-lived asset impairment charge of $8.2 million, restatement and other charges of $0.8 million, restructuring and other charges of $0.5 million, debt extinguishment costs of $0.3 million, net tax indemnification expense of $0.1 million, non-controlling interest in the listed items of $3.5 million and a tax benefit on the listed item of $2.3 million.

Conference Call Details

Archrock, Inc. will host a conference call on Thursday, May 3, 2018, to discuss their first quarter 2018 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-424-8151 in the United States and Canada or +1-847-585-4422 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 7640 564.

A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 7640 564#.

*****

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restructuring and other charges, merger-related costs, indemnification expense, net, restatement and other charges, debt extinguishment costs, and other items. A reconciliation of EBITDA, as adjusted, to net income (loss), the most directly comparable GAAP measure, appears below.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined  net income (loss) a) excluding income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restatement and other charges and merger-related costs, b) less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest and c) plus stock-based compensation. A reconciliation of cash available for dividend to net income (loss), and cash flows from operating activities, the most directly comparable GAAP measures, appears below.

Net income (loss) attributable to Archrock stockholders, excluding items, is defined as net income (loss) attributable to Archrock stockholders excluding long-lived asset impairment, restatement and other charges, restructuring and other charges, indemnification expense, net, debt extinguishment costs, merger-related costs and the associated non-controlling interest and tax effect of the items listed above. A reconciliation of net income (loss) attributable to Archrock stockholders, excluding items, to net income (loss) attributable to Archrock stockholders, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock, Inc. (NYSE: AROC) is a pure-play U.S. natural gas contract compression services business and a leading supplier of aftermarket services to customers that own compression equipment in the United States. Archrock is headquartered in Houston, Texas, operating in the major oil and gas producing regions in the United States, with approximately 1,700 employees. For more information, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Archrock, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements regarding Archrock’s financial and operational strategies and ability to successfully effect those strategies; anticipated natural gas production levels and industry conditions; Archrock’s financial and operational outlook and ability to fulfill that outlook; and the expected benefits of the merger transaction to Archrock and its stockholders.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their businesses. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated costs savings, synergies and other benefits of the transaction; local, regional and national economic conditions and the impact they may have on Archrock, Archrock Partners and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of Archrock’s and Archrock Partners’ customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the transaction; changes in safety, health, environmental and other regulations; the results of any reviews, investigations or other proceedings by government authorities; the results of any shareholder actions that may be filed relating to the restatement of Archrock’s financial statements; the potential additional costs relating to Archrock’s restatement, cost-sharing with Exterran Corporation and to addressing any reviews, investigations or other proceedings by government authorities or shareholder actions; and the performance of Archrock Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2017, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

ARCHROCK, INC.
UNAUDITED CONDENSED CONSOLIDATED OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenue:
Contract operations	$161,197	$156,299	$149,984
Aftermarket services	50,843	52,636	39,901
Total revenue	212,040	208,935	189,885

Costs and expenses:
Cost of sales (excluding depreciation and amortization):
Contract operations	64,595	64,714	64,097
Aftermarket services	42,337	44,090	33,732
Selling, general and administrative	27,508	29,660	27,553
Depreciation and amortization	44,455	46,080	47,772
Long-lived asset impairment	4,710	8,284	8,245
Restatement and other charges	485	1,083	801
Restructuring and other charges	—	141	457
Interest expense	22,547	21,943	21,421
Debt extinguishment costs	—	—	291
Merger-related costs	4,125	275	—
Other income, net	(1,145)	(1,446)	(794)
Total costs and expenses	209,617	214,824	203,575
Income (loss) before income taxes	2,423	(5,889)	(13,690)
Provision for (benefit from) income taxes	354	(55,031)	323
Net income (loss)	2,069	49,142	(14,013)
Less: Net (income) loss attributable to the noncontrolling interest	(5,885)	(1,582)	2,328
Net income (loss) attributable to Archrock stockholders	$(3,816)	$47,560	$(11,685)

Basic and diluted net income (loss) per common share: (1)
Net income (loss) attributable to Archrock common stockholders	$(0.06)	$0.67	$(0.17)

Weighted average common shares outstanding used in income (loss) per common share:
Basic	69,916	69,709	69,404
Diluted	69,916	69,809	69,404

Dividends declared and paid per common share	$0.12	$0.12	$0.12
——————

(1)
Basic and diluted net income (loss) attributable to Archrock common stockholders per common share was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have nonforfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income (loss) attributable to Archrock common stockholders per common share.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenue:
Contract operations	$161,197	$156,299	$149,984
Aftermarket services	50,843	52,636	39,901
Total revenue	$212,040	$208,935	$189,885

Gross margin (1):
Contract operations	$96,602	$91,585	$85,887
Aftermarket services	8,506	8,546	6,169
Total gross margin	$105,108	$100,131	$92,056

Selling, general and administrative	$27,508	$29,660	$27,553
% of revenue	13%	14%	15%

EBITDA, as adjusted (1)	$78,745	$71,934	$65,356
% of revenue	37%	34%	34%

Gross margin percentage:
Contract operations	60%	59%	57%
Aftermarket services	17%	16%	15%
Total gross margin percentage	50%	48%	48%

Capital expenditures	$69,972	$69,445	$30,915
Less: Proceeds from sale of property, plant and equipment	(14,845)	(24,273)	(5,766)
Net capital expenditures	$55,127	$45,172	$25,149

Total available horsepower (at period end) (2)	3,862	3,847	3,795
Total operating horsepower (at period end) (3)	3,314	3,253	3,079
Average operating horsepower	3,289	3,234	3,112
Horsepower utilization:
Spot (at period end)	86%	85%	81%
Average	85%	84%	82%

	March 31,	December 31,	March 31,
	2018	2017	2017
Balance Sheet:
Debt - Parent level	$52,500	$56,000	$89,000
Debt - Archrock Partners, L.P.	1,374,552	1,361,053	1,347,357
Total consolidated debt (4)	$1,427,052	$1,417,053	$1,436,357
Archrock stockholders' equity	$782,280	$777,049	$721,282
——————

(1)
Management believes gross margin and EBITDA, as adjusted, provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.

(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.

(4)	Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Reconciliations of GAAP to Non-GAAP Financial Information:

Net income (loss)	$2,069	$49,142	$(14,013)
Depreciation and amortization	44,455	46,080	47,772
Long-lived asset impairment	4,710	8,284	8,245
Restatement and other charges	485	1,083	801
Restructuring and other charges	—	141	457
Merger-related costs	4,125	275	—
Interest expense	22,547	21,943	21,421
Indemnification expense, net	—	17	59
Debt extinguishment costs	—	—	291
Provision for (benefit from) income taxes	354	(55,031)	323
EBITDA, as adjusted (1)	78,745	71,934	65,356
Selling, general and administrative	27,508	29,660	27,553
Indemnification expense, net	—	(17)	(59)
Other income, net	(1,145)	(1,446)	(794)
Gross margin (1)	$105,108	$100,131	$92,056

Net income (loss) attributable to Archrock stockholders	$(3,816)	$47,560	$(11,685)
Items:
Long-lived asset impairment	4,710	8,284	8,245
Restatement and other charges	485	1,083	801
Restructuring and other charges	—	141	457
Merger-related costs	4,125	275	—
Indemnification expense, net	—	17	59
Debt extinguishment costs	—	—	291
Noncontrolling interest in items	(2,551)	(2,554)	(3,546)
Tax reform (2)	—	(53,442)	—
Tax effect on items (3)	(1,639)	(1,510)	(2,312)
Net income (loss) attributable to Archrock stockholders, excluding items	$1,314	$(146)	$(7,690)

Diluted net income (loss) attributable to Archrock common stockholders per common share	$(0.06)	$0.67	$(0.17)
Adjustment for items, after-tax, per common share	0.08	(0.67)	0.06
Diluted net income (loss) attributable to Archrock common stockholders per common share, excluding items (1)(4)	$0.02	$—	$(0.11)
——————

(1)
Management believes EBITDA, as adjusted, gross margin and diluted net income (loss) attributable to Archrock common stockholders per common share, excluding items, provides useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2)
During the three months ended December 31, 2017 we recorded a tax benefit due to the change in corporate tax rate from 35% to 21% enacted under the Tax Cuts and Jobs Act which reduced our net deferred tax liability.

(3)	The tax effect is computed by applying the appropriate tax rate to each adjustment and then allocating the tax impact between controlling and non-controlling interests.

(4)
Diluted net income (loss) attributable to Archrock common stockholders per common share, excluding items, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have nonforfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities, excluding items, of $0.2 million for each of the three months ended March 31, 2018, December 31, 2017 and March 31, 2017 from our calculation of diluted net income (loss) attributable to Archrock common stockholders per common share, excluding items.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

Three Months Ended
March 31, 2018
Reconciliation of Archrock, Inc. Net Income to Cash Available for Dividend
Net income	$2,069
Depreciation and amortization	44,455
Long-lived asset impairment	4,710
Restatement and other charges	485
Merger-related costs	4,125
Interest expense	22,547
Provision for income taxes	354
EBITDA, as adjusted (1)	78,745
Less: Maintenance capital expenditures	(11,135)
Less: Other capital expenditures	(4,564)
Less: Cash tax refund	679
Less: Cash interest	(20,382)
Add: Stock-based compensation	1,794
Cash available for dividend (2)	$45,137

Dividend declared for the period per share	$0.12
Dividend declared for the period to all shareholders (3)	$15,553
Cash available for dividend coverage (4)	2.90x

Reconciliation of Archrock, Inc. Cash Flows from Operations to Cash Available for Dividend
Cash flows from operating activities	$62,455
Inventory write downs	(465)
Provision for doubtful accounts	(620)
Gain on sale of property, plant and equipment	1,195
Current income tax provision	59
Cash tax refund	679
Amortization of contract balances	(2,884)
Merger-related costs	4,125
Restatement and other charges	485
Payments for settlement of interest rate swaps that include financing elements	(205)
Maintenance capital expenditures	(11,135)
Other capital expenditures	(4,564)
Changes in assets and liabilities	(3,988)
Cash available for dividend (2)	$45,137

Dividend declared for the period per share	$0.12
Dividend declared for the period to all shareholders (3)	$15,553
Cash available for dividend coverage (4)	2.90x

——————

(1)
Management believes EBITDA, as adjusted provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period to period comparisons.

(2)	Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

(3)	Amount is preliminary and subject to change as a result of the dividend calculation preceding the record date.

(4)	Defined as cash available for dividend divided by dividends declared.